AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
           FORM S-8 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF
                                      1933

                             FINANCIALCONTENT, INC.
                 ----------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 ----------------------------------------------
         (STATE OR OTHER JURISDICTION 0F INCORPORATION OR ORGANIZATION)

                                   94-3319536
                 ----------------------------------------------
                     (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

                       400 Oyster Point Blvd., Suite 435,
                          South San Francisco, CA 94080
                 ----------------------------------------------
             (Address of principal executive offices, including zip
                                      code)

                                  (650)837-9850
                 ----------------------------------------------
                (Issuer's telephone number, including area code)

                Dave Neville, 400 Oyster Point Blvd., Suite 435,
                          South San Francisco, CA 94080
                 ----------------------------------------------
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                         CALCULATION OF REGISTRATION FEE
===============================================================================
Proposed                           Proposed          Proposed          Amount of
Title of securities  Amount to be  maximum offering  maximum aggregate registra-
to be registered     Registered    price per sh (1)  offering price(1) tion fee
===============================================================================

Common Stock,
par value $.001      20,000.00      $0.25             $5,000.00      $0.46
per share
===============================================================================

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c) and 457(h) of the General Rules and Regulations under the Securities Act of 1933, as amended, based upon the average of the bid and asked prices per share of the Registrant's common stock reported by the OTC Nasdaq Stock Market on the October 3, 2002.

PART 1

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

The document containing the terms of the Advisor Agreement has been approved by the Registrant's officers and the Board of Directors and is defined in the Registrant's Board of Directors Resolution. (See Exhibits). In accordance with the rules and Regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being


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

filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus Supplements pursuant to Rule 424 under the Securities Act of 1933.

PART II

Item 3. Incorporation of Documents by Reference

The documents listed in (a) through (b) below have been filed by Registrant with the Commission and are incorporated herein by reference:

(a) the Registrant's Annual Report on Form 10K-SB for the year ended June 30, 2001;

(b) all other  reports  filed by the  Registrant  pursuant  to Section  13(a) or
Section 15 (d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since September 30, 2000 through the date hereof; and

(c) the Registrant's Form 10SB12G filed on December 3, 1999 pursuant to Section 12 of the Exchange Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding common stock.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel.

Not Applicable

Item 6. Indemnification Of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware provides, in general, that a corporation incorporated under the laws of the State of Delaware, such as the registrant, may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than a derivative action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of a derivative action, a Delaware corporation may indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or any other court in which such


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

action was brought determines such person is fairly and reasonable entitled to indemnity for such expenses.

Our certificate of incorporation provides that directors shall be protected from personal liability to the fullest extent permitted by law. Our bylaws provide that the registrant shall indemnify our officers and directors to the fullest extent permitted or authorized by current or future applicable law. The rights to indemnity thereunder continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of the person. In addition, expenses incurred by a director or officer in defending any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant shall be paid by the Registrant to the fullest extent permitted or authorized by current or future applicable laws.

This means that our certificate of incorporation provides that a director is not personally liable for monetary damages to us or our stockholders for breach of his or her fiduciary duties as a director. A director will be held liable for a breach of his or her duty of loyalty to us or our stockholders, his or her intentional misconduct or willful violation of law, actions or in actions not in good faith, an unlawful stock purchase or payment of a dividend under Delaware law, or transactions from which the director derives an improper personal benefit. This limitation of liability does not affect the availability of equitable remedies against the director including injunctive relief or rescission.


Item 7. Exemption From Registration Claimed.

The Shares are to be issued for advisory services rendered. These sales are made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, contained in Section 4(2) thereof, covering transactions not involving any public offering or not involving any "offer" or "sale".

Item 8. Exhibits.

The Exhibits to this registration statement are listed in the index to Exhibits on page 5.

Item 9. Undertakings.

(a)     The undersigned registrant hereby undertakes:

        (1) To file during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration
Statement:

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraph (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraph is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15 (d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendments shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by mean of a post-effective amendment any of the securities being registered hereunder that remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, each filing of the company's annual report pursuant to Section 13 (a) or Section 15 (d) of the Securities and Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the above-described provisions or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURE

Pursuant to the Requirements of the Securities Act of 1933, as amended, the Registration certifies that it has reasonable grounds to believe that it meets all the requirements for filing a form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the city of South San Francisco, State of California on October 4, 2002.

FinancialContent, Inc.

/s/ Wing Yu
------------------------------------
By: Wing Yu, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature              Title                             Date
---------              -----                             ----

/s/ Wing Yu            Member of the Board of Directors  October 4, 2002
---------------        and Chief Executive Officer
    Wing Yu

/s/Wilfred Shaw        Chairman of the Board            October 4, 2002
---------------        and Chief Strategy Officer
   Wilfred Shaw

/s/ Gregg Fidan        Member of the Board of Directors October 4, 2002
---------------        and Vice President of Development
    Gregg Fidan

                                INDEX TO EXHIBITS


EXHIBIT                                                  SEQUENTIALLY
NO.         DESCRIPTION                                 NUMBERED PAGES
---         -----------                                 --------------

4.1         Advisor Agreement

5.1         Opinion of Counsel, regarding legality of the
                       securities registered hereunder

23.1        Consent of Pohl, McNabola, Berg & Company LLP

23.2        Consent of Counsel (included as part of Exhibit 5.1)

24.         Power of Attorney (Contained within Signature Page)